UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 12, 2006

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)
Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code      (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2006, the Company entered into an Exchange Agreement with Harold Seidel (“Seidel”), which provides for (a) the issuance to Seidel of 7.4 shares of the Company’s common stock in exchange for each share of the Company’s $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2 (the “Series 2 Preferred”) beneficially owned by Seidel and (b) the waiver by Seidel of all of Seidel’s rights to all accrued and unpaid dividends on the Series 2 Preferred. Pursuant to the terms of the Exchange Agreement, the Company will issue to Seidel 74,000 shares of common stock in exchange for the 10,000 shares of Series 2 Preferred owned by Seidel.

As of September 30, 2006, the accrued and unpaid dividend on the Series 2 Preferred was $23.2625 per share. Accordingly, Seidel waived an aggregate of approximately $232,625.00 in accrued and unpaid dividends on the shares of Series 2 Preferred to be surrendered to the Company in accordance with the Exchange Agreement. The Exchange Agreement is subject to the Company listing the shares of common stock to be issued in connection with the Exchange Agreements on the AMEX.

The Exchange Agreement was solicited by and negotiated with Seidel. Neither the Company nor Seidel has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting each exchange. The exchange will be conducted under the exemption from registration provided by Section 3(a)(9) the Securities Act of 1933, as amended (the “Act”). The Series 2 Preferred is registered with the Securities and Exchange Commission under the Form S-2 Registration Statement No. 33-61640, effective May 19, 1993, and, as such, the Company believes that the shares of common stock issued pursuant to Section 3(a)(9) of the Act in exchange for the Series 2 Preferred will be freely tradable by the recipient of the shares and will not be considered restricted securities under Rule 144 of the Act.

Upon completion of the foregoing exchange, (a) 506,222 shares of Series 2 Preferred (excluding 18,300 shares of Series 2 Preferred held by LSB in treasury) will remain issued and outstanding and (b) there will a total of approximately $11.8 million in accrued and unpaid dividends relating to such issued and outstanding Series 2 Preferred.

On October 13, 2006, the Company issued a press release announcing the Exchange Agreement described above, along with four other substantially similar Exchange Agreements, dated October 6 and 11, 2006, with other holders of the Company's Series 2 Preferred. A copy of the press release is attached as Exhibit 99.1 to this report. The earlier Exchange Agreements provide for the issuance by the Company of an aggregate of 646,967 shares of Series 2 Preferred, resulting in the waiver of approximately $2,033,794 of accrued and unpaid dividends on such Series 2 Preferred. The earlier Exchange Agreements are reported in the Company's Form 8-K, filed October 12, 2006. None of the accrued and unpaid dividends waived pursuant to the various Exchange Agreements or remaining on the outstanding shares of Series 2 Preferred have been declared.

This report is not an offer or a solicitation of an offer to sell or exchange any security.

Section 3 - Securities and Trading Markets

Item 3.02: Unregistered Sales of Equity Securities

Pursuant to the Exchange Agreement discussed in Item 1.01 of this report, which disclosure is hereby incorporated by reference in this Item 3.02, the Company will issue a total of 74,000 shares of its common stock, par value $.10 per share, in an unregistered exchange of 10,000 shares of its Series 2 Preferred. The exchange will be conducted under the exemption from registration provided by Sections 3(a)(9) the Act. The exchange is subject to listing of the shares of common stock with the AMEX.

On October 13, 2006, the Company issued a press release reporting the foregoing exchange and previous similar exchanges by the Company, a copy of which is attached as Exhibit 99.1 to this report.

This report is not an offer or a solicitation of an offer to sell or exchange any security.

Section 9 - Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits.

Exhibit
Number      Description

99.1       Press Release, dated October 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 16, 2006
                                LSB INDUSTRIES, INC.

                                By: /s/ Tony M. Shelby
                                Tony M. Shelby,
                                Senior Vice President and
                                Chief Financial Officer